UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2006
CHECKFREE CORPORATION
(Exact Name of Registrant as specified in its charter)

Delaware	0-26802	58-2360335

(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification Number)
4411 East Jones Bridge Road
Norcross, Georgia 30092
(678) 375-3000
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreements
Item 1.02. Termination of a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EX-10.1
EX-10.2
EX-10.3
EX-10.4
EX-10.5

Item 1.01. Entry Into a Material Definitive Agreement.
     On April 13, 2006, CheckFree Corporation (“CheckFree”), together with two of its subsidiaries, CheckFree Services Corporation (“CheckFree Services”) and CheckFree Investment Corporation (“CheckFree Investment”), entered into a revolving credit facility with certain lenders from time to time parties thereto, SunTrust Bank, as Administrative Agent (“SunTrust”), Bank of America, N.A., as Syndication Agent, and KeyBank National Association, US Bank, National Association, and Mizuho Corporate Bank, Ltd., as Documentation Agents (the “Credit Facility”). A copy of the Credit Facility is attached hereto as Exhibit 10.1 and incorporated herein by reference.
     The Credit Facility provides for up to $300.0 million in revolving credit loans, swingline loans and the issuance of letters of credit. The Credit Facility terminates on April 13, 2011, unless terminated earlier pursuant to the terms of the Credit Facility. CheckFree, CheckFree Services and CheckFree Investment are co-borrowers under the Credit Facility and are jointly and severally obligated thereunder. However, the obligations of CheckFree, CheckFree Services and CheckFree Investment under the Credit Facility are now unsecured.
     Borrowings under the Credit Facility will bear interest at certain rates described in the Credit Facility in accordance with a pricing grid based upon CheckFree’s then current ratio of total debt to consolidated EBITDA (as defined therein). The Credit Facility also requires the payment of a commitment fee, expressed as a percentage per annum in accordance with the pricing grid, on the unused commitment of each lender under the Credit Facility.
     The Credit Facility contains certain financial covenants requiring CheckFree to meet certain financial ratios and contains certain operating covenants which, among other things, impose certain limitations with respect to additional indebtedness, investments, dividends and prepayments of subordinated indebtedness, transactions with affiliates, asset sales, mergers and consolidations, liens and other matters customarily addressed in such agreements. The Credit Facility also contains customary events of default, including, without limitation, payment defaults, material inaccuracies in representations and warranties, covenant defaults, cross-defaults to certain other agreements, certain events of bankruptcy and insolvency, certain ERISA events, judgment defaults in excess of specified amounts, failure of any guaranty supporting the Credit Facility to be in full force and effect, and a change in control.
     In addition, on April 13, 2006, CheckFree entered into a financing arrangement with a consortium of banks for the purpose of leasing two data centers. Specifically, CheckFree and CheckFree Services entered into a Master Agreement with SunTrust, certain financial institutions parties thereto, SunTrust Equity Funding, LLC (the “Agent”), US Bank, National Association, Mizuho Corporate Bank (USA), KeyBank National Association, and Bank of America, N.A. (the “Lenders”) (the “Master Agreement”). In addition, on April 13, 2006, CheckFree Services and SunTrust entered into a Master Lease Agreement (the “Master Lease”) and a Construction Agency Agreement (the “Construction Agency Agreement” and collectively with the Master Agreement and the Master Lease, the “Lease Agreements”). Pursuant to the terms of the Lease Agreements, SunTrust is required to purchase a fee simple interest in certain parcels of real property specified by CheckFree Services (individually a “Property” and collectively, the “Properties”) and CheckFree Services, as construction agent for SunTrust, is required to construct data center facilities on the Properties (individually a “Facility” and collectively, the “Facilities”). The funding for the acquisition of the Properties and the construction of the Facilities will be provided by SunTrust and certain financial institutions. The aggregate limit on the funding to be provided by SunTrust and the financial institutions is $100.0 million.

     During construction and after completion of the Facilities, SunTrust will lease the Properties and the Facilities to CheckFree Services under operating leases pursuant to the terms of the Lease Agreements. CheckFree Services will make minimum lease payments beginning upon completion of construction that will vary based on the London Interbank Offered Rate (“LIBOR”) plus a spread. The Lease Agreements will expire on April 12, 2013, unless terminated earlier pursuant to the terms of the Lease Agreements.
     Upon expiration of the Lease Agreements, CheckFree Services must elect to: (i) purchase the Facilities and Properties from SunTrust for an amount equal to the aggregate sum of the outstanding amounts funded by SunTrust and all other lenders, all accrued and unpaid interest on the loans, all unpaid fees owing to SunTrust and any other lender under the operative documents, and all other amounts owing to SunTrust and all other lenders under the Lease Agreements (the “Outstanding Amounts”); (ii) request a five year renewal of the Lease Agreements (maximum of two such five year renewals provided for), subject to the approval and consent of SunTrust and the Lenders; or (iii) sell the Facilities and Properties as agent for SunTrust, provided that certain conditions are satisfied (the “Remarketing Option”).
     If CheckFree Services chooses the Remarketing Option, various outcomes may occur under the Lease Agreements, but if the net cash proceeds of any sale are less than the Outstanding Amounts, CheckFree Services will be required to pay SunTrust the difference between the sale proceeds and the Outstanding Amounts, but in no event more than approximately eighty-three percent (83%) of the Outstanding Amounts. If the net proceeds received from a third party for the Properties and Facilities, or a given Property and Facility, are in excess of the Outstanding Amounts or the Outstanding Amounts related to the specific Property and Facility, the excess shall be paid to CheckFree Services. SunTrust or the Agent may reject a third party purchase offer for the Properties and Facilities or a given Property and Facility under certain conditions.
     The Master Agreement also contains substantially identical financial and operating covenants as those contained in the Credit Facility.
     Copies of the Master Agreement, Master Lease and Construction Agency Agreement are attached hereto as Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4, respectively, and each is incorporated herein by reference.
     On April 13, 2006, CheckFree and CheckFree Services entered into a First Amendment to Master Agreement with Bastogne, Inc. (“Bastogne”) and SunTrust (the “First Amendment”) amending the Master Agreement, dated August 5, 2003, between CheckFree Services, Bastogne and SunTrust (the “2003 Master Agreement”). The First Amendment amends certain terms and conditions of the 2003 Master Agreement to conform certain covenants and events of default to those contained in the Credit Facility and the Lease Agreements. A copy of the First Amendment is attached hereto as Exhibit 10.5 and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.
     Simultaneously with entering into the Credit Facility referenced in Item 1.01 above, CheckFree terminated its $185 million credit facility evidenced by that Revolving Credit Agreement, dated as of August 20, 2004, by and among CheckFree, CheckFree Services, CheckFree Investment, the lenders from time to time party thereto, SunTrust, Bank of America, N.A., KeyBank National Association, US Bank and BNP Paribas and the First Amendment to Revolving Credit Agreement, dated as of December 7, 2004, by and among CheckFree, CheckFree Services, CheckFree Investment, the several banks and other financial institutions from time to time party thereto (the “Lenders”), and Sun Trust, in its capacity as administrative agent for the Lenders, as issuing bank, and as swingline lender (collectively, the “Prior Facility”). The lending commitments under the Prior Facility were scheduled to expire on August 20, 2007. In conjunction with this termination, all collateral securing the Prior Facility was released.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
     See “Item 1.01. Entry into a Material Definitive Agreement,” which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit No.	Description

10.1	Revolving Credit Agreement, dated April 13, 2006, among CheckFree Corporation, CheckFree Services Corporation and CheckFree Investment Corporation, as Borrowers, the lenders from time to time party thereto, SunTrust Bank, as Administrative Agent, Bank of America, N.A., as Syndication Agent, and KeyBank National Association, US Bank, National Association, and Mizuho Corporate Bank, Ltd., as Documentation Agents.

10.2	Master Agreement, dated April 13, 2006, among CheckFree Corporation, as Guarantor, and CheckFree Services Corporation, as Lessee and Construction Agent, SunTrust Bank, as Lessor, certain financial institutions parties thereto, as Lenders, SunTrust Equity Funding, LLC, as Agent and Sole Arranger, US Bank, National Association, Mizuho Corporate Bank (USA) and KeyBank National Association, each as Co-Documentation Agents, and Bank of America, N.A., as Syndication Agent.

10.3	Master Lease Agreement, dated April 13, 2006, among CheckFree Services Corporation, as Lessee, and SunTrust Bank, as Lessor.

10.4	Construction Agency Agreement, dated April 13, 2006, among SunTrust Bank and CheckFree Services Corporation, as Construction Agent.

10.5	First Amendment to Master Agreement, dated April 13, 2006, among Bastogne, Inc., CheckFree Services Corporation, CheckFree Corporation, and SunTrust Bank.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CheckFree Corporation

Date: April 19, 2006	By:	/s/ David E. Mangum
David E. Mangum, Executive Vice
President and Chief Financial
Officer